                                                                   EXHIBIT 21.01

                              LIST OF SUBSIDIARIES
                          ALADDIN GAMING HOLDINGS, LLC



Aladdin Capital Corp., a Nevada corporation
Aladdin Gaming, LLC, a Nevada limited liability company
Aladdin Music Holdings, LLC, a Nevada limited liability company
Aladdin Music, LLC, a Nevada limited liability company
Magic Lamp Merchandising, LLC, a Nevada limited liability company
Corbon, LLC, a Nevada limited liability company
Aladdin Resort, LLC, a Nevada limited liability company